EXHIBIT 99.1
NEWS RELEASE

AFC ENTERPRISES, INC. ANNOUNCES AMENDMENT TO CREDIT FACILITY

Atlanta, Georgia, April 30, 2007 — AFC Enterprises, Inc. (NASDAQ:AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, announced the completion of a second amendment to its Credit Agreement, dated as of May 11, 2005 (the “2005 Credit Facility”).
The amendment modifies the restrictions in the 2005 Credit Facility on AFC’s ability to repurchase stock in order to increase permitted repurchases. As a result, the 2005 Credit Facility now allows AFC to repurchase stock up to the full amount of stock permitted under its board-approved multi-year stock repurchase program. As of February 25, 2007, the Company had approximately $44.8 million remaining under this stock repurchase program. The amendment terms are described in the Company’s Form 8-K filed on April 30, 2007.
Although there can be no assurance as to the number of shares the Company will repurchase, the amendment provides AFC additional flexibility to continue periodic repurchases of AFC shares of common stock on the open market in accordance with the Company’s stock repurchase program.
Corporate Profile
AFC Enterprises, Inc. is the franchisor and operator of Popeyes® Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of December 31, 2006, Popeyes had 1,878 restaurants in the United States, Puerto Rico, Guam and 24 foreign countries. AFC has a primary objective to be the world’s Franchisor of Choice® by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.
AFC Contact Information
Investor inquiries:
Cheryl Fletcher, Director, Finance & Investor Relations
(404) 459-4487 or investor.relations@afce.com
Media inquiries:
Alicia Thompson, Vice President, Popeyes Communications & Public Relations
(404) 459-4572 or popeyescommunications@popeyes.com
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NEWS RELEASE

Forward-Looking Statement: Certain statements in this release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of such statements in this press release include discussions regarding the Company’s ability to repurchase shares of its common stock under its share repurchase program and the number of shares that may actually be repurchased (if any). These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, the need to continue to improve our internal controls, adverse effects on operations from Hurricane Katrina, the Company’s ability to recover related losses from its insurers and the economic impact on consumer spending in markets affected by Hurricane Katrina, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2005 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, adverse effects of regulatory actions arising in connection with the restatement of our previously issued financial statements, effects of increased gasoline prices, general economic conditions, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2006 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.
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